Exhibit 10.13(d)

THIRD AMENDMENT TO THE

ATLANTIC SOUTHEAST AIRLINES, INC.

INVESTMENT SAVINGS PLAN

THIS THIRD AMENDMENT is made on this 1st day of April, 2004, by ATLANTIC SOUTHEAST AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Georgia (the “Primary Sponsor”).

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Atlantic Southeast Airlines, Inc. Investment Savings Plan (the “Plan”) which was last amended effective January 1, 2002; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan to provide limits on the amount of Catch-Up Contributions which may be made by a Participant each pay period;

WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan effective as of January 1, 2004:

1.             Section 3.1(c) of the Plan is hereby amended by adding the following to the end thereof:

“Such Catch-Up Contributions shall be made each pay period from the Participant’s Annual Compensation for that pay period in multiples of 1% but shall not exceed 75% of the Participant’s Annual Compensation for such pay period; provided, however, that in no event shall a Participant’s Catch-Up Contributions for that pay period equal more than 100% of the Participant’s Annual Compensation for that pay period less all his payroll withholdings and deductions, including his Elective Deferrals under this Plan, for that pay period.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed on the day and year first above written.

ATLANTIC SOUTHEAST AIRLINES, INC.

By:	/s/

Title:	Sr. V.P.—Human Resources